Exhibit 99.1

MB Financial, Inc.	Taylor Capital Group, Inc.
6111 North River Road	9550 West Higgins Road
Rosemont, IL 60018	Rosemont, IL 60018
(888) 422-6562	(847) 653-7978
NASDAQ: MBFI	NASDAQ: TAYC

PRESS RELEASE

For Information

Contact MB Financial, Inc.:	Contact Taylor Capital Group, Inc.	:
Jill York –CFO	Randy Conte – COO & CFO
E-Mail: jyork@mbfinancial.com	Email: rconte@coletaylor.com

FOR IMMEDIATE RELEASE

MB Financial and Taylor Capital to Merge

CHICAGO – (BUSINESS WIRE) – July 15, 2013 – MB Financial, Inc. (“MB Financial”) (NASDAQ: MBFI) and Taylor Capital Group, Inc. (“Taylor Capital”) (NASDAQ: TAYC) announced the signing of a definitive merger agreement whereby MB Financial will acquire Taylor Capital.  Taylor Capital is the holding company of Cole Taylor Bank, a commercial bank headquartered in Chicago with $5.9 billion in assets, $3.3 billion in loans and $3.7 billion in deposits as of June 30, 2013.  MB Financial is the $9.4 billion Chicago-based holding company of MB Financial Bank, N.A.

The strategically attractive combination is expected to nearly double MB Financial’s middle market commercial banking market share in the Chicago area.  Taylor Capital’s nine branches  complement MB Financial’s existing network of 85 Chicago-area branches.  The combined bank is expected to have a top-10 deposit market share ranking in the Chicago MSA and top-5 deposit market share ranking in Cook County.  “The merger of Taylor Capital and MB Financial is a terrific strategic transaction.  Each side brings a strong middle market commercial banking business as well as significant national niche businesses,” stated Mitchell Feiger, President and Chief Executive Officer of MB Financial.

“MB Financial Bank, which was founded in 1911, and Cole Taylor Bank, established in 1929, have been serving their customers and Chicago communities for generations, and we look forward to building on that long history and tradition together in the future,” said Bruce W. Taylor, Taylor Capital’s Chairman of the Board.

“We are proud to be joining the MB Financial organization, one that has a remarkably similar culture and values as ours.  Having fulfilled the strategic and operating objectives that we have been pursuing over the past five years, we undertook a thorough review of our options for the future and determined without reservation that this path is clearly in the best long-term interests of our shareholders, clients, employees and the communities that we serve,” said Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital.  “In MB Financial, we knew we would find bankers of a like business philosophy, who are intensely focused on satisfying customers’ financial needs and maintaining strong commitments to the Chicago community and to the national markets we serve.  We are proud of the strong franchise we built and are very pleased to be a part of the exciting future of the combined organization.”

The per share merger consideration is currently valued at approximately $22.00 per Taylor Capital share, resulting in an overall transaction value of approximately $680 million, inclusive of stock option, warrant and restricted stock cash-outs.  Upon completion of the merger, each share of Taylor Capital common stock and nonvoting preferred stock will be converted into the right to receive (1) 0.64318 shares of MB Financial common stock and (2) $4.08 in cash, representing an aggregate consideration mix of approximately 81% MB Financial stock and 19% cash.  The stock portion of the merger consideration is expected to be generally tax-free.  Shares of Taylor Capital’s Perpetual Non-Cumulative Preferred Stock, Series A, will be exchanged for shares of MB Financial preferred stock with substantially identical terms.  The merger agreement provides that any shares of Taylor Capital’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, that are not redeemed by Taylor Capital prior to the merger will be redeemed by MB Financial at the time of or promptly after the merger.

The merger is subject to regulatory approvals, approval by MB Financial stockholders, approval by Taylor Capital stockholders and certain other customary closing conditions and is expected to close in the first half of 2014.  The merger is expected to be immediately accretive to MB Financial’s annual GAAP and cash EPS.

Taylor Capital President and Chief Executive Officer Mark Hoppe will become President and Chief Executive Officer of MB Financial’s subsidiary bank, MB Financial Bank.  Upon completion of the merger, Jennifer W. Steans and C. Bryan Daniels from Taylor Capital’s board of directors will join the MB Financial board.

The definitive agreement was unanimously approved by the boards of directors of MB Financial and Taylor Capital.

J.P. Morgan Securities LLC is acting as financial advisor to MB Financial and Silver, Freedman & Taff LLP is serving as its legal counsel with respect to the transaction.  Taylor Capital is being advised by Sandler O’Neill & Partners LP and Barack Ferrazzano Kirschbaum & Nagelberg LLP is acting as its legal counsel.

Announcement of Conference Call

MB Financial and Taylor Capital will host a conference call at 9:00 a.m., C.S.T. on July 15, 2013.  The number to call is (866) 515-2915 (passcode: 95046331).  A replay of the call will be available until July 22, 2013, by calling (888) 286-8010 (passcode: 12001306).  A copy of the transaction investor presentation, along with a webcast of this call will also be available at both www.mbfinancial.com and www.taylorcapitalgroup.com.

Forward-Looking Statements

When used in this press release and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to the factors previously disclosed in MB Financial’s and Taylor Capital’s reports filed with the SEC, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-Taylor Capital merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite stockholder and regulatory approvals for the MB Financial-Taylor Capital merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) MB Financial’s ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines;  (17) future acquisitions by MB Financial of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in MB Financial’s business, changes in market conditions, or other factors.

MB Financial and Taylor Capital do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

MB Financial will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a joint proxy statement of MB Financial and Taylor Capital that also constitutes a prospectus of MB Financial, which will be sent to the stockholders of MB Financial and Taylor Capital.  Stockholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about MB Financial, Taylor Capital and the proposed transaction.  When filed, this document and other documents relating to the merger filed by MB Financial and Taylor Capital can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Taylor Capital’s website at www.taylorcapitalgroup.com under the tab “SEC Filings” and then under “Documents”.  Alternatively, these documents, when available, can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992, or from Taylor Capital, upon written request to Taylor Capital Group, Inc., Investor Relations, 9550 West Higgins Road, Rosemont, Illinois 60018 or by calling (847) 653-7978.

Participants in this Transaction

MB Financial, Taylor Capital and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of MB Financial relating to its 2013 Annual Meeting of Stockholders filed with the SEC by MB Financial on April 12, 2013 and the definitive proxy statement of Taylor Capital relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 24, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.